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                                                                 EXHIBIT 23.1


                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Option Plan of Netscape Communications Corporation ("Netscape") of our report dated January 23, 1998, except for Note 14 as to which the date is March 25, 1998, with respect to the consolidated financial statements and schedule of Netscape included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP


                                               ERNST & YOUNG LLP


Palo Alto, California
June 22, 1998